JOHN WILEY & SONS, INC.
Amendment to the Deferred Compensation Plan of John Wiley & Sons, Inc.

WHEREAS, John Wiley & Sons, Inc. (the “Company”) maintains the Deferred Compensation Plan of John Wiley & Sons, Inc. (the “Plan”) for purposes of attracting and retaining key employees; and

WHEREAS, pursuant to Section 7.02 of the Plan, the Board of Directors of the Company (the “Board”) reserves the right to amend said Plan from time to time, subject to certain conditions not here relevant; and

WHEREAS, the Board wishes to clarify the eligibility provisions of the Plan; and

WHEREAS, the Board wishes to discontinue the Excess Basic Contributions under the Plan; and

WHEREAS, the Board wishes to delegate to the members of the Administrative Committee of the Plan, in their settlor capacities, the authority to take any actions it deems necessary or advisable, with the advice of counsel, including amending the Plan, to effectuate the intent of these resolutions.

NOW, THEREFORE be it,

RESOLVED, that, effective as of January 1, 2020, Section 1.35 of the Plan is amended to read as follows:

“1.35 “Savings Plan” shall mean the John Wiley & Sons, Inc. Employees’ Savings Plan, as amended from time to time, and any other similar tax-qualified savings plan covering Eligible Employees who are not eligible to participate in (a) the John Wiley & Sons, Inc. Employees’ Savings Plan pursuant to Section 2.01 of said Plan, and (b) any nonqualified excess plan similar to this Plan that is maintained by the Company.”

RESOLVED, that, effective as of January 1, 2020, Section 2.01(a) of the Plan is amended to read as follows:

“(a) (i) An Employee of the Company who is at a salary grade 18 or higher (Vice President level or higher effective January 1, 2019), or such other salary grade designated by the Administrative Committee, in the current Plan Year shall be an Eligible Executive with respect to the following Plan Year and may elect to participate in this Plan by executing a Deferral Agreement authorizing Deferrals with respect to his Base Salary payable in the next-following Plan Year, provided such election is made by December 31st of the current Plan Year.

(ii) Effective with respect to Plan Years beginning on and after January 1, 2014, an Employee who (1) was an Employee on the first day of the Performance Period beginning in that Plan Year, and (2) is an Employee who on September 1st (October 1st for Plan Years beginning on and after January 1, 2016) of that same Plan Year (or such other date in that Plan Year, as designated by the Administrative Committee, and in all events consistent with the requirements of Section 409A of the Code) is at a salary grade 18 or higher (Vice President level or higher effective January 1, 2019), shall be an Eligible Executive with respect to the Performance Period in which such date occurs and may elect to participate in this Plan by executing a Deferral Agreement authorizing Deferrals with respect to his Bonus, if any, payable in the Plan Year following such September 1st or October 1st, as applicable.

RESOLVED, that, effective as of January 1, 2020, Section 2.01(d) of the Plan is amended to read as follows:

“(d) Effective with respect to Plan Years commencing on or after January 1, 2014, an Employee shall be an Eligible Employee for the portion of any Plan Year during which the Employee is (i) eligible to participate in the Savings Plan (effective January 1, 2020 and later, or a savings plan described in Section 1.35 that is not the John Wiley & Sons, Inc. Employees’ Savings Plan), and (ii) the Eligible Employee’s Compensation in that Plan Year exceeds the Statutory Compensation Limitation in effect for that particular Plan Year.”

and be it further

RESOLVED, that, effective as of January 1, 2020, the Excess Basic Contributions will be eliminated and Section 4.02(a) of the Plan is amended by adding a new subsection (v) to read as follows:

“(v) Excess Basic Contributions will no longer be made to the Plan with respect to Plan Years beginning on and after January 1, 2020.”

and be it further

RESOLVED, that the Board of Directors of the Company hereby delegates to the members of the Administrative Committee of the Plan, in their settlor capacities, all power and authority to take any and all actions, including further amendments to the Plan, as it deems necessary or appropriate to effectuate the intent of the foregoing resolutions;

 and be it further

RESOLVED, that it is the Company’s intention to continue to operate the Plan in compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations or other guidance issued thereunder;

and be it further

RESOLVED, that the foregoing resolutions are subject to and conditions upon said resolutions not adversely affecting the Plan continued compliance with the provisions of Section 409A of the Code.

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